EXHIBIT A

Stockholders and Holdings

No.	Stockholders	Number of Shares Owned
1.	Michael Novakovic	227,848
2.	Michael and Phebe Novakovic	681,717
3.
4.
5.
6.
7.
8.
9.
10.
	Total Shares	909,565